Exhibit 99.1
CRITEO REPORTS RECORD FIRST QUARTER 2025 RESULTS

Deployed $56 Million to Repurchase Shares in Q1 2025

NEW YORK - May 2, 2025 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights:

The following table summarizes our consolidated financial results for the three months ended March 31, 2025:

	Three Months Ended
	March 31,
	2025	2024	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$451	$450	0.3%
Gross Profit	$237	$217	9%
Net Income (loss)	$40	$9	367%
Gross Profit margin	52%	48%	4 ppt
Diluted EPS	$0.66	$0.12	450%
Cash from operating activities	$62	$14	345%
Cash and cash equivalents	$286	$267	7%

Non-GAAP Results[1]
Contribution ex-TAC	$264	$254	4%
Adjusted EBITDA	$92	$71	30%
Adjusted diluted EPS	$1.10	$0.80	38%
Free Cash Flow (FCF)	$45	$1	NM
FCF / Adjusted EBITDA	49%	1%	48 ppt

"Our results this quarter demonstrate strong execution and a solid foundation to build on,” said Michael Komasinski, Chief Executive Officer of Criteo. “Criteo sits at the center of commerce and media, a powerful combination. I'm excited about our opportunities ahead and confident in our ability to deliver long-term value for our shareholders.”

Operating Highlights

•Retail Media Contribution ex-TAC grew 18% year-over-year at constant currency2 and same-retailer Contribution ex-TAC3 retention for Retail Media was 120%.
•We expanded our platform adoption to 3,800 brands and added new retailers and marketplaces, including Dick’s Sporting Goods in the U.S., Endeavour in Australia, d shopping in Japan, Cooperative U in France, and Elkjop in the Nordics.
•We launched our Onsite Video solution for Retail Media into general availability and now offer a comprehensive, full-funnel onsite advertising suite.
•Performance Media Contribution ex-TAC was up 4% year-over-year at constant currency2.
•Criteo's media spend4 was $4.3 billion in the last 12 months and $919 million in Q1 2025, flat year-over-year at constant currency2.
•We deployed $56 million of capital for share repurchases in Q1 2025.
•The Company named Frederik van der Kooi as the Chairperson of the Board of Directors and nominated Stefanie Jay for election to the Board of directors at the 2025 Annual Meeting of Shareholders.

___________________________________________________
1 Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
3 Same-retailer Contribution ex-TAC retention is the Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.
4 Media spend is defined as the media spend activated on behalf of our Retail Media clients and our Performance Media clients.

Financial Summary

Revenue for Q1 2025 was $451 million, gross profit was $237 million and Contribution ex-TAC was $264 million. Net income for Q1 2025 was $40 million, an increase compared to $9 million in Q1 2024. This represents $0.66 per share on a diluted basis. Adjusted EBITDA for Q1 was $92 million, resulting in an adjusted diluted EPS of $1.10 . As reported, revenue for Q1 increased 0.3%, gross profit increased 9% and Contribution ex-TAC increased 4%. At constant currency, revenue for Q1 increased 3% and Contribution ex-TAC increased 7%. Cash flow from operating activities was $62 million in Q1 and Free Cash Flow was $45 million in Q1 2025, an increase compared to $1 million in Q1 2024. As of March 31, 2025, we had $329 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “Our first quarter results reflect our broad capabilities to drive performance across the buyer journey, and the strength of our diversified global client base. In an uncertain macro-economic environment, our resilient business model and strong financial foundation position us well to drive results for our clients and protect margins and cash flow.”

First Quarter 2025 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue increased 0.3% year-over-year in Q1 2025, or 3% at constant currency, to $451 million (Q1 2024: $450 million). Gross profit increased 9% year-over-year in Q1 2025 to $237 million (Q1 2024: $217 million). Gross profit as a percentage of revenue, or gross profit margin, was 52% (Q1 2024: 48%). Contribution ex-TAC in the first quarter increased 4% year-over-year, or increased 7% at constant currency, to $264 million (Q1 2024: $254 million).

•Retail Media revenue increased 17%, or 18% at constant currency, reflecting continued strength in Retail Media onsite. Retail Media Contribution ex-TAC increased 17%, or 18% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Performance Media revenue decreased (2)%, or increased 1% at constant currency, and Performance Media Contribution ex-TAC increased 1%, or 4% at constant currency, driven by the continued traction of our suite of commerce solutions helping advertisers drive measurable performance across the entire buyer journey, partially offset by lower AdTech services.

Net Income and Adjusted Net Income

Net income was $40 million in Q1 2025 (Q1 2024: net income of $9 million). Net income allocated to shareholders of Criteo was $38 million, or $0.66 per share on a diluted basis (Q1 2024: net income available to shareholders of $7 million, or $0.12 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $63 million, or $1.10 per share on a diluted basis (Q1 2024: $47 million, or $0.80 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $92 million, representing an increase of 30% year-over-year (Q1 2024: $71 million). This primarily reflects higher Contribution ex-TAC over the period and effective cost management. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 35% (Q1 2024: 28%).

Operating expenses decreased (9)% year-over-year to $189 million (Q1 2024: $207 million), mostly driven by continued rigor on resource allocation and lower equity award compensation expense, partially offset by planned growth investments. Non-GAAP operating expenses decreased (3)% year-over-year to $151 million (Q1 2024: $155 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities increased to $62 million in Q1 2025 (Q1 2024: $14 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property and equipment and change in accounts payable related to intangible assets, property and equipment, increased to $45 million in Q1 2025 (Q1 2024: $1 million). On a trailing 12-month basis, Free Cash Flow was $226 million.

Cash and cash equivalents, and marketable securities, were $329 million, a $(3) million decrease compared to December 31, 2024, after spending $56 million on share repurchases in the three months ended March 31, 2025.

As of March 31, 2025, the Company had total financial liquidity of approximately $810 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

Update on Chrome Third-Party Cookie Policy

On April 23, 2025, Google announced that it will maintain its current approach for offering users control over third-party cookies in the Chrome browser. This decision follows a 2024 proposal to implement a new framework and standalone prompt for collecting user consent regarding third-party cookie usage across web browsing activity. Google confirmed it will not proceed with the proposed standalone consent prompt and instead will continue with its existing mechanisms for user choice.

We appreciate our partnership with Google and the wider ecosystem, and welcome Google’s decision to provide greater clarity around their plans for third-party cookies. We have future-proofed our approach to privacy protecting addressability which uses advanced AI to consolidate and then optimize diverse signals, including alternative IDs, first-party data, contextual inputs and browser-based tools like the Privacy Sandbox. This enables us to execute tailored, full-funnel, cross-channel campaigns that drive measurable outcomes for our clients in any scenario.

Commercial Update

On April 30, 2025, our largest Retail Media client notified us that they will curtail the scope of services to be provided commencing November 1, 2025, which will reduce the expected revenue from that date onwards. They will continue to use our industry-leading Retail Media technology platform under a multi-year committed contract while discontinuing our managed services and curtailing the remaining brand demand sales services.

2025 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of May 2, 2025, amidst an uncertain macro-economic backdrop.

Fiscal year 2025 guidance:
•Low-single-digit growth in Contribution ex-TAC at constant currency.
•Adjusted EBITDA margin of approximately 33% to 34% of Contribution ex-TAC.

Second quarter 2025 guidance:
•Contribution ex-TAC between $272 million and $278 million, or -2% to flat year-over-year at constant-currency at the midpoint.
•Adjusted EBITDA between $60 million and $66 million.

The above guidance for the second quarter and fiscal year ending December 31, 2025 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.909, a U.S. dollar-Japanese Yen rate of 150, a U.S. dollar-British Pound rate of 0.787, a U.S. dollar-Korean Won rate of 1,426 and a U.S. dollar-Brazilian Real rate of 5.83.

The above guidance assumes that no additional acquisitions are completed during the second quarter of 2025.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, and certain acquisition costs. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, and certain acquisition and integration costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending June 30, 2025 and the year ending December 31, 2025, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions or strategic transactions materialize as expected, uncertainty regarding international operations and expansion, including related to changes in a specific country's or region's political or economic conditions (such as changes in or new tariffs), the impact of competition or client in-housing, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, client flexibility to increase or decrease spend, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2025, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and fluctuating interest rates in the U.S. have impacted and may continue to impact Criteo's business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, May 2, 2025, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 800 836 8184
•International:            +1 646 357 8785
•France                080-094-5120

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$285,850	$290,693
Trade receivables, net of allowances of $ 27.0 million and $ 28.6 million at March 31, 2025 and December 31, 2024, respectively	647,109	800,859
Income taxes	1,564	1,550
Other taxes	58,213	53,883
Other current assets	63,901	50,887
Marketable securities - current portion	27,301	26,242
Total current assets	1,083,938	1,224,114
Property and equipment, net	105,675	107,222
Intangible assets, net	160,264	158,384
Goodwill	521,137	515,188
Right of Use Asset - operating lease	100,736	99,468
Marketable securities - noncurrent portion	16,223	15,584
Noncurrent financial assets	4,920	4,332
Other noncurrent assets	60,733	61,151
Deferred tax assets	74,319	81,006
Total noncurrent assets	1,044,007	1,042,335
Total assets	$2,127,945	$2,266,449

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$639,807	$802,524
Contingencies - current portion	1,649	1,882
Income taxes	31,266	34,863
Financial liabilities - current portion	6,980	3,325
Lease liability - operating - current portion	25,629	25,812
Other taxes	21,983	19,148
Employee - related payables	118,435	109,227
Other current liabilities	41,055	49,819
Total current liabilities	886,804	1,046,600
Deferred tax liabilities	4,200	4,067
Defined benefit plans	4,826	4,709
Financial liabilities - noncurrent portion	309	297
Lease liability - operating - noncurrent portion	77,788	77,584
Contingencies - noncurrent portion	31,939	31,939
Other noncurrent liabilities	21,843	20,156
Total noncurrent liabilities	140,905	138,752
Total liabilities	1,027,709	1,185,352
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 57,854,895 and 57,744,839 shares authorized, issued and outstanding at March 31, 2025 and December 31, 2024, respectively.	1,933	1,931
Treasury stock, 4,285,178 and 3,467,417 shares at cost as of March 31, 2025 and December 31, 2024 , respectively.	(159,400)	(125,298)
Additional paid-in capital	707,489	709,580
Accumulated other comprehensive loss	(92,838)	(108,768)
Retained earnings	607,415	571,744
Equity attributable to the shareholders of Criteo S.A.	1,064,599	1,049,189
Noncontrolling interests	35,637	31,908
Total equity	1,100,236	1,081,097
Total equity and liabilities	$2,127,945	$2,266,449

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2025	2024

Revenue	$451,434	$450,055

Cost of revenue
Traffic acquisition cost	187,062	196,167
Other cost of revenue	27,396	36,665

Gross profit	236,976	217,223

Operating expenses:
Research and development expenses	60,749	66,858
Sales and operations expenses	88,889	92,842
General and administrative expenses	39,171	47,169
Total operating expenses	188,809	206,869
Income from operations	48,167	10,354
Financial and other income	2,302	1,181
Income before taxes	50,469	11,535
Provision for income taxes	10,458	2,969
Net income	$40,011	$8,566

Net income available to shareholders of Criteo S.A.	$37,928	$7,244
Net income available to noncontrolling interests	$2,083	$1,322

Weighted average shares outstanding used in computing per share amounts:
Basic	53,979,157	55,149,622
Diluted	57,195,898	59,332,882

Net income allocated to shareholders per share:
Basic	$0.70	$0.13
Diluted	$0.66	$0.12

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2025	2024
Cash flows from operating activities
Net income	$40,011	$8,566
Non-cash and non-operating items	42,630	60,161
- Amortization and provisions	23,583	25,235
- Equity awards compensation expense	17,135	27,292
- Change in uncertain tax positions	—	882
- Net change in fair value of earn-out	—	3,237
- Change in deferred taxes	6,888	3,174
- Change in income taxes	(4,288)	(2,255)
- Other	(688)	2,596
Changes in assets and liabilities:	(20,300)	(54,710)
- Trade receivables	163,943	158,056
- Trade payables	(174,331)	(201,921)
- Other current assets	(8,460)	(6,589)
- Other current liabilities	(145)	(3,534)
- Change in operating lease liabilities and right of use assets	(1,307)	(722)
Net cash provided by operating activities	62,341	14,017
Cash flows from investing activities
Acquisition of intangible assets, property and equipment	(17,091)	(13,844)
Disposal of intangibles assets, property and equipment	—	620
Payment for business, net of cash acquired	—	(527)
Purchases of marketable securities	(11,449)	(671)
Maturities and sales of marketable securities	11,002	523
Net cash used in investing activities	(17,538)	(13,899)
Cash flows from financing activities
Proceeds from exercise of stock options	1,845	395
Repurchase of treasury stocks	(56,168)	(62,143)
Change in other financing activities	(471)	(432)
Net cash used in financing activities	(54,794)	(62,180)
Effect of exchange rates changes on cash and cash equivalents	5,219	(7,333)
Net decrease in cash and cash equivalents and restricted cash	(4,772)	(69,395)
Net cash and cash equivalents and restricted cash at the beginning of the period	290,943	411,257
Net cash and cash equivalents and restricted cash at the end of the period	$286,171	$341,862

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(5,920)	$(1,168)
Cash paid for interest	$(244)	$(327)
Noncash investing and financing activities
Intangible assets, property and equipment acquired through payables	$1,621	$2,738

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2025	2024	YoY Change

CASH FROM OPERATING ACTIVITIES	$62,341	$14,017	345%
Acquisition of intangible assets, property and equipment	(17,091)	(13,844)	(23)%
Disposal of intangible assets, property and equipment	—	620	(100)%
FREE CASH FLOW (1)	$45,250	$793	NM

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property and equipment and change in accounts payable related to intangible assets, property and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2025	2024	YoY Change

Gross Profit	236,976	217,223	9%

Other Cost of Revenue	27,396	36,665	(25)%

Contribution ex-TAC (1)	$264,372	$253,888	4%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
Segment	2025	2024	YoY Change	YoY Change at Constant Currency (2)
Revenue
Retail Media	$59,498	$50,872	17%	18%
Performance Media	391,936	399,183	(2)%	1%
Total	451,434	450,055	0.3%	3%

Contribution ex-TAC
Retail Media	58,790	50,169	17%	18%
Performance Media	205,582	203,719	1%	4%
Total (1)	$264,372	$253,888	4%	7%

(1) Refer to the Non-GAAP Financial Measures section of this filing for the definition of the Non-GAAP metric.
(2) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2025	2024	YoY Change
Net income	$40,011	$8,566	367%
Adjustments:
Financial income	(1,948)	(1,181)	(65)%
Provision for income taxes	10,458	2,969	252%
Equity awards compensation expense	15,880	27,292	(42)%
Pension service costs	183	172	6%
Depreciation and amortization expense	25,693	24,918	3%
Restructuring, integration and transformation costs	1,871	7,943	(76)%
Total net adjustments	52,137	62,113	(16)%
Adjusted EBITDA (1)	$92,148	$70,679	30%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2025	2024	YoY Change
Research and Development expenses	$60,749	$66,858	(9)%
Equity awards compensation expense	4,334	14,594	(70)%
Depreciation and Amortization expense	16,673	12,328	35%
Pension service costs	101	91	11%
Restructuring, integration and transformation costs	73	471	(85)%
Non GAAP - Research and Development expenses	39,568	39,374	—%
Sales and Operations expenses	88,889	92,842	(4)%
Equity awards compensation expense	5,421	5,727	(5)%
Depreciation and Amortization expense	3,339	3,233	3%
Pension service costs	24	26	(8)%
Restructuring, integration and transformation costs	66	494	(87)%
Non GAAP - Sales and Operations expenses	80,039	83,362	(4)%
General and Administrative expenses	39,171	47,169	(17)%
Equity awards compensation expense	6,125	6,971	(12)%
Depreciation and Amortization expense	333	453	(26)%
Pension service costs	58	55	5%
Restructuring, integration and transformation costs	1,732	6,978	(75)%
Non GAAP - General and Administrative expenses	30,923	32,712	(5)%
Total Operating expenses	188,809	206,869	(9)%
Equity awards compensation expense	15,880	27,292	(42)%
Depreciation and Amortization expense	20,345	16,014	27%
Pension service costs	183	172	6%
Restructuring, integration and transformation costs	1,871	7,943	(76)%
Total Non GAAP Operating expenses (1)	150,530	155,448	(3)%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2025	2024	YoY Change

Net income	$40,011	$8,566	367%
Adjustments:
Equity awards compensation expense	15,880	27,292	(42)%
Amortization of acquisition-related intangible assets	8,998	8,679	4%
Restructuring, integration and transformation costs	1,871	7,943	(76)%
Tax impact of the above adjustments (1)	(3,930)	(4,988)	21%
Total net adjustments	22,819	38,926	(41)%
Adjusted net income(2)	$62,830	$47,492	32%

Weighted average shares outstanding
- Basic	53,979,157	55,149,622
- Diluted	57,195,898	59,332,882

Adjusted net income per share
- Basic	$1.16	$0.86	35%
- Diluted	$1.10	$0.80	38%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2025	2024	YoY Change

Gross Profit as reported	$236,976	$217,223	9%

Other cost of revenue as reported	27,396	36,665	(25)%

Contribution ex-TAC as reported(2)	264,372	253,888	4%
Conversion impact U.S. dollar/other currencies	6,196
Contribution ex-TAC at constant currency	270,568	253,888	7%

Traffic acquisition costs as reported	187,062	196,167	(5)%
Conversion impact U.S. dollar/other currencies	4,386
Traffic acquisition costs at constant currency	191,448	196,167	(2)%

Revenue as reported	451,434	450,055	—%
Conversion impact U.S. dollar/other currencies	10,582
Revenue at constant currency	$462,016	$450,055	3%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
(2) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Three Months Ended
	2025	2024
Shares outstanding as at January 1,	54,277,422	55,765,091
Weighted average number of shares issued during the period	(298,265)	(615,469)
Basic number of shares - Basic EPS basis	53,979,157	55,149,622
Dilutive effect of share-based awards - Treasury method	3,216,741	4,183,260
Diluted number of shares - Diluted EPS basis	57,195,898	59,332,882

Shares issued as at March 31, before Treasury stocks	57,854,895	61,181,001
Treasury stocks as of March 31,	(4,285,178)	(6,617,119)
Shares outstanding as of March 31, after Treasury stocks	53,569,717	54,563,882
Total dilutive effect of share-based awards	5,798,947	8,851,780
Fully diluted shares as at March 31,	59,368,664	63,415,662

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023

Clients	(4)%	(1)%	17,084	17,269	17,162	17,744	17,767	18,197	18,423	18,646	18,679

Revenue	0.3%	(18)%	451,434	553,035	458,892	471,307	450,055	566,302	469,193	468,934	445,016
Americas	(3)%	(30)%	192,908	274,620	206,816	212,374	198,365	280,597	219,667	208,463	188,288
EMEA	1%	(10)%	164,861	183,372	161,745	168,496	162,842	189,291	158,756	163,969	160,214
APAC	5%	(1)%	93,665	95,043	90,331	90,437	88,848	96,414	90,770	96,502	96,514

Revenue	—%	(18)%	451,434	553,035	458,892	471,307	450,055	566,302	469,193	468,934	445,016
Retail Media	17%	(35)%	59,498	91,889	60,765	54,777	50,872	76,583	49,813	44,590	38,021
Performance Media	(2)%	(15)%	391,936	461,146	398,127	416,530	399,183	489,719	419,380	424,344	406,995

TAC	(5)%	(14)%	187,062	218,636	192,789	204,214	196,167	249,926	223,798	228,717	224,398
Retail Media	1%	(57)%	708	1,661	1,182	911	703	2,429	1,377	1,072	669
Performance Media	(5)%	(14)%	186,354	216,975	191,607	203,303	195,464	247,497	222,421	227,645	223,729

Contribution ex-TAC (1)	4%	(21)%	264,372	334,399	266,103	267,093	253,888	316,376	245,395	240,217	220,618
Retail Media	17%	(35)%	58,790	90,228	59,583	53,866	50,169	74,154	48,436	43,518	37,352
Performance Media	1%	(16)%	205,582	244,171	206,520	213,227	203,719	242,222	196,959	196,699	183,266

Cash flow from operating activities	345%	(63)%	62,341	169,454	57,503	17,187	14,017	161,340	19,614	1,328	41,964

Capital expenditures	29%	(27)%	17,091	23,394	18,899	21,119	13,224	19,724	15,849	45,519	33,219

Net cash position	(16)%	(2)%	286,171	290,943	283,990	291,698	341,862	411,257	269,857	298,183	380,663

Headcount	(1)%	1%	3,533	3,507	3,504	3,498	3,559	3,563	3,487	3,514	3,636

Days Sales Outstanding (days - end of month) (2)	2 days	6 days	68	62	65	64	66	58	61	69	74

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.
(2) From September 2023, we have included Iponweb in our calculation of Days Sales Outstanding. Days Sales Outstanding excluding Iponweb would have been 71 days for the same period.